                                                                    EXHIBIT 10.7


                                AMENDMENT NO. 2

                                      TO

                               SUBORDINATED NOTE

                                      AND

                        COMMON STOCK PURCHASE AGREEMENT

                                 by and among

                              NMT MEDICAL, INC.,

                     WHITNEY SUBORDINATED DEBT FUND, L.P.

                           and, for certain purposes

                              J. H. WHITNEY & CO.

                         ____________________________


                              September 13, 1999


                         _____________________________

                               AMENDMENT NO. 2 TO

                       SUBORDINATED NOTE AND COMMON STOCK
                               PURCHASE AGREEMENT


     This Amendment No. 2 to Subordinated Note and Common Stock Purchase Agreement (this "Amendment"), dated as of September 13, 1999, by and among NMT Medical, Inc. (f/k/a Nitinol Medical Technologies, Inc., ) ("Company"), a Delaware corporation, Whitney Subordinated Debt Fund, L.P., ("Purchaser") and, solely for the purposes of Sections 2.1 and 4(c) hereof, J.H. Whitney & Co. ("Whitney").

     WHEREAS, on July 8, 1998, the parties hereto entered into the Subordinated Note and Common Stock Purchase Agreement (the "July 8, 1998 Agreement") and on April 14, 1999 the Company and the Purchaser entered into Amendment No. 1 (the "First Amendment") to the July 8, 1998 Agreement (the July 8, 1998 Agreement, as amended by the First Amendment, the "Original Agreement");

     WHEREAS, contemporaneously with the execution of this Amendment, (a) the Company, the other borrowers thereunder and Brown Brothers Harriman & Co. are entering into a Credit Agreement (the "U.S. Credit Agreement"), and (b) NMT NeuroSciences Implants (France) SA, the other borrower thereunder and Brown Brothers Harriman & Co. are entering into a Credit Agreement (the "French Credit Agreement" and together with the U.S. Credit Agreement, collectively, the "Credit Agreement"), each dated September 13, 1999;

     WHEREAS, contemporaneously with the execution of this Amendment, the Company and the other guarantors thereunder are entering into a Guarantee in favor of Brown Brothers Harriman & Co. (the "Guarantee"), dated September 13, 1999;

     WHEREAS, a portion of the loan proceeds under the Credit Agreement together with additional funds of the Company, shall be paid by the Company to Purchaser upon the closing hereof, to be applied in payment of $14,000,000 of principal of the WSDF Note and all unpaid accrued interest on the WSDF Note; and

     WHEREAS, the Company has requested and the Purchaser and Whitney have agreed to amend the Original Agreement in order to, among other things, (i) terminate all of the security interests granted by the Company to Purchaser under the Original Agreement except as otherwise set forth herein, (ii) amend, among other things, the principal amount of and the subordination provisions of the WSDF Note, and (iii) amend various covenants contained in the Original Agreement, all as hereinafter set forth.

     NOW THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE 1
                                  DEFINITIONS
                                  -----------

     1.1  Original Agreement Definitions.
          ------------------------------

          (a) All capitalized terms used in this Amendment but not defined shall have the meanings given to them in the Original Agreement. In the event of a conflict between the definitions contained in this Amendment and those contained in the Original Agreement, the definitions contained herein shall prevail.

          (b) All references to the Note in the Original Agreement shall be deemed to refer to the New Note (as defined below) from and after the date hereof.

          (c) "Domestic Subsidiary" shall mean, each Subsidiary that is incorporated or organized in the United States or any state or territory thereof.

          (d) "Barclays Debt" shall mean, the outstanding Indebtedness of Spembly Medical Ltd. to Barclays Bank plc in the principal amount as of the date hereof of approximately (Pounds)180,000 pursuant to that certain Barclays Treasury Loan Facility, dated as of April 15, 1996, by and between Spembly Medical Ltd. and Barclays Bank plc.

          (e) "Senior Indebtedness" shall mean the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect hereto, whether or not such interest is an allowed claim under applicable law) on, and all reasonable fees, reimbursement and indemnity obligations, and all other obligations (collectively hereinafter referred to as the "Obligations") arising under or in connection with the Credit Agreement, the Guarantee or any instruments, agreements or documents issued or executed in connection therewith, as the same may be amended from time to time thereafter, together with any Obligations created or incurred in connection with one or more restatements, renewals, extensions, restructurings, refundings, replacements or refinancings of the Credit Agreement or the Guarantee; provided, however, that
                                                       --------  -------
the aggregate principal amount of Senior Indebtedness shall not exceed $13,000,000.

                                   ARTICLE 2
                        AMENDMENTS TO ORIGINAL AGREEMENT
                        --------------------------------

     2.1  Termination of Security Interests and Amendments to Guarantee and
          -----------------------------------------------------------------
Collateral Agreement.
--------------------

          (a) Purchaser and Whitney hereby terminate and release all security interests and interests in collateral granted to Purchaser and/or Whitney, in any capacity, pursuant to the Pledge Agreements, which are hereby terminated, and pursuant to or contemplated by the Guarantee and Collateral Agreement;

provided that, all other obligations of the Guarantors pursuant to the Guarantee
-------- ----
and Collateral Agreement shall continue in full force and effect, except as set forth herein below to the contrary, and except that at any time during which payment under the New Note may not be made pursuant to paragraph 7(a)(D) thereof, such payment shall not be made by any Guarantor, and at any time during which the exercise of remedies specified in paragraph 7(a)(E) of the New Note is prohibited pursuant to said paragraph 7(a)(E), such remedies shall not be exercised against any Guarantor, provided further that all such security
                                 -------- -------
interests and interests in collateral which are non-U.S. patents shall continue in full force and effect and, subject to Brown Brothers Harriman & Co. and Purchaser and/or Whitney entering into an agreement satisfactory to them (which shall be without representation or warranty of any kind by Purchaser and/or Whitney) shall be held by Purchaser and/or Whitney, as applicable, for the benefit of Brown Brothers Harriman & Co.. Accordingly, any reference in the Original Agreement or in the Guarantee and Collateral Agreement or in any other document related thereto to the terms "collateral," "security," "security interests," or any similar such term, for the benefit of Purchaser and/or Whitney, shall be deemed of no further force or effect, except with respect to the non-U.S. patents. In furtherance of the foregoing, Sections 3 (except with respect to the non-U.S. patents), 5.2 - 5.8, 6 and 7 of the Guarantee and Collateral Agreement shall be of no further force and effect, and Section 8.14 of the Guarantee and Collateral Agreement shall be amended and restated in its entirety as follows:

          "8.14 Additional Grantors.  Each Subsidiary of the Borrower that is
                -------------------
required to become a party to this Agreement pursuant to Section 9.15 of the Note Purchase Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in form and substance reasonably satisfactory to the Lenders."

          (b) Purchaser and/or Whitney, as applicable, shall, at the cost and expense of the Company, (i) deliver to the Company all stock certificates and stock powers previously delivered to Purchaser pursuant to the Pledge Agreements, and (ii) execute and deliver to the Company such UCC-3 termination statements and other instruments as the Company shall submit, and as are reasonably deemed necessary or appropriate by the Company to terminate such security interests, provided however that any of the foregoing documents
                    -------- -------
described in this Section 2.1 (collectively, the "Security Release Documents") may be delivered to the Company after the date hereof and, in such event, the Purchaser's and/or Whitney's, as applicable, obligation to deliver same shall survive the closing of the transactions contemplated hereby.

     2.2  Financial Statements and Other Information.  Any requirement contained
          ------------------------------------------
in Section 8.1 or elsewhere in the Original Agreement requiring delivery by the Company, on a weekly basis, of cash flow statements, is hereby deleted. Section 8.1(j) of the Original Agreement is hereby deleted.

     2.3  Payment of Obligations.  Section 8.3(b) of the Original Agreement is
          ----------------------
amended and restated in its entirety as follows:

          "(b) all lawful claims which the Company and each of its Subsidiaries is obligated to pay, which are due and which, if unpaid, might by law become a Lien upon its property, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary, provided that the foregoing shall not limit or restrict the Company's right to incur, assume or permit to exist any Lien which constitutes a Permitted Encumbrance pursuant to Section 9.5(i) of the Agreement."

     2.4  Limitation on Indebtedness.  Section 9.4 of the Original Agreement
          --------------------------
shall be amended and restated in its entirety as follows:

     "9.4 Limitation on Indebtedness. Neither the Company nor any Subsidiary, will create, incur, assume or permit to exist any Indebtedness, except Indebtedness created under the Transaction Documents and the following Indebtedness, in an aggregate principal amount not greater than $13,000,000 (but such limitation of amount shall not include inter-company debt or account balances):

          (a)  Senior Indebtedness;

          (b) Indebtedness existing on the date hereof and set forth in Schedule 9.4, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof;

          (c) Indebtedness of the Company to any Subsidiary or of any Domestic Subsidiary to the Company or to any other Subsidiary;

          (d) Guarantees existing on the date hereof and set forth in Schedule
9.4 by the Company of Indebtedness of any Subsidiary or by any Subsidiary of any Indebtedness of the Company or any other Subsidiary, and extensions, renewals and replacements of such guarantees that do not increase the outstanding amount so guaranteed;

          (e) Indebtedness incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that (i) such
                                                   --------
Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this clause (e) shall not exceed $300,000 at any time outstanding;

          (f) the Barclays Debt, but no extensions, renewals or replacements thereof; and

          (g) Indebtedness in an aggregate principal amount of up to $1,200,000 to be extended after the date hereof to NMT NeuroSciences Implants (France) SA by CIC Lyonnaise De Banque upon such terms and conditions as shall be approved by Purchaser, which approval shall not be unreasonably withheld, and solely for the lease of computer equipment, but no extensions, renewals or replacements thereof.

     2.5  Limitations on Restricted Payments.  Section 9.7 of the Original
          ----------------------------------
Agreement shall be amended and restated in its entirety as follows:

     "9.7 Limitations on Restricted Payments. The Company shall not, and shall not permit any of its Subsidiaries to declare, or make any Restricted Payment, except that Subsidiaries may pay dividends to the Company or any other Subsidiary."

     2.6  Financial Covenants.  Section 9.8 of the Original Agreement shall be
          -------------------
amended and restated in its entirety as follows:

     "9.8 Financial Covenants.

          (a) Total Leverage Test.  The Company and the Subsidiaries
              -------------------
(collectively, the "Borrowers") shall not permit the ratio of the Borrowers' consolidated Net Funded Indebtedness as of the last day of any calendar quarter ending on the date or during any of the periods set forth below to the Borrowers' consolidated Adjusted Operating Cash Flow for the twelve (12) month period ending on the last day of such calendar quarter to be greater than the ratio set forth below for such period:

               Date or Period                    Ratio
               --------------                    -----

            September 30, 1999                  4.0:1.00

            December 31, 1999                   3.0:1.00

            January 1, 2000 and thereafter      2.5:1.00

     "Net Funded Indebtedness" and "Adjusted Operating Cash Flow" will be calculated as illustrated on Schedule 9.8.

          (b) Fixed Charge Coverage.  The Borrowers shall not permit the
              ---------------------
Borrowers' consolidated Fixed Charge Coverage for any twelve (12) month period ending on the last day of a calendar quarter to be less than 1.50 to 1.00.

     "Fixed Charge Coverage" will be calculated as illustrated on  Schedule 9.8.

          (c) Current Ratio.  The Borrowers shall not permit the ratio of the
              -------------
Borrowers' consolidated Current Assets to the Borrowers' consolidated Current Liabilities as of the last day of any calendar quarter to be less than 1.25 to 1.00.

     As used herein, the following terms shall have the following meanings:

     "Current Assets" shall mean, at any date, the aggregate of the current assets of the Borrowers determined on a consolidated basis as of such date, as determined in accordance with GAAP.

     "Current Liabilities" shall mean, at any date, the aggregate of the current liabilities of the Borrowers, determined on a consolidated basis as of such date, as determined in accordance with GAAP; provided, that at all times all outstanding loans under the Credit Agreement shall be deemed to be Current Liabilities.

          (d) Tangible Net Worth.  The Borrowers shall not permit the Borrowers'
              ------------------
Consolidated Tangible Net Worth as of the last day of any calendar quarter during any of the periods set forth below to be less than the amount set forth below for such period:

                          Period                                Amount
                          ------                                ------

   September 30, 1999 to and including December 30, 1999      $16,250,000

   December 31, 1999 to and including December 30, 2000       $17,750,000

   December 31, 2000 to and including December 30, 2001       $21,000,000

   December 31, 2001 and thereafter                           $25,000,000

As used herein, the term "Consolidated Tangible Net Worth" means (a) the total assets of the Borrowers on a consolidated basis as determined in accordance with GAAP, minus (b) the total liabilities of the Borrowers on a consolidated basis
      -----
as determined in accordance with GAAP, minus (c) the total book value of all
                                       -----
assets of the Borrowers properly classified as intangible assets in accordance with GAAP, including such items as good will, the purchase price of acquired assets in excess of the fair market value thereof, trademarks, trade names, service marks, brand names, copyrights, patents and licenses, and rights with respect to the foregoing, minus (d) all amounts representing any write-up in the
                          -----
book value of any
assets of the Borrowers resulting from a revaluation thereof subsequent to the date hereof, minus (e) to the extent otherwise includable in the computation of
             -----
Consolidated Tangible Net Worth, any subscriptions receivable, minus (f) all
                                                               -----
amounts representing any ownership interest in Image Technology Corp.; provided, however, that in calculating Consolidated Tangible Net Worth no effect shall be given to any foreign currency translations."

     2.7  Limitation on Liens.  Sections (i), (j) and (k) of Section 9.5 of the
          -------------------
Original Agreement are hereby deleted and the following is hereby included as
Section 9.5(i) thereof:

          "(i) Liens to secure Indebtedness permitted by Section 9.4, including, without limitation, (x) Liens existing on the date hereof, all of which Liens currently in existence are set forth on Schedule 9.5 hereto and renewals and extensions thereof and (y) Liens otherwise permitted by Section 6.02 of the U.S. Credit Agreement."

     2.8 Section 9.6(c) of the Original Agreement shall be amended and restated in its entirety as follows:

     "(c) Sale and leaseback transactions relating to real estate or capital equipment; provided however, that, subject to the Purchaser obtaining the prior
           ----------------
consent of the holders of the Senior Indebtedness, 50% of the Net Proceeds of any such transaction shall be utilized by the Company to prepay the outstanding principal and any outstanding interest or penalties on the New Note."

     2.9  Subsidiaries.  Section 9.15 of the Original Agreement shall be amended
          ------------
and restated in its entirety as follows:

     "9.15 Subsidiaries.

          (a) The Company shall not, nor shall any of the Subsidiaries be permitted to, directly or indirectly, establish, create or acquire any new Domestic Subsidiary unless (i) such new Domestic Subsidiary shall have become a Guarantor under the Guarantee and Collateral Agreement by executing a joinder in form and substance satisfactory to the Purchaser, which Guarantee shall be subordinate and junior to all Senior Indebtedness as and to the extent provided in the New Note, and (ii) there shall have been delivered to the Purchaser such approvals, opinions and other documents as the Purchaser may reasonably request.

          (b) With respect to any Subsidiary of the Borrower which is not a Domestic Subsidiary (each a "Foreign Subsidiary"), the Purchaser may request any such Foreign Subsidiary to execute a guarantee, in form and substance satisfactory to the Purchaser, pursuant to which such Foreign Subsidiary shall guarantee the prompt and complete payment and performance by the Company, when due (whether at the stated maturity, acceleration or otherwise), of the Borrower's Obligations (as defined in the Guarantee and Collateral Agreement) (a "Foreign Guarantee"), provided that each such Foreign Guarantee
                      -------- ----
shall be limited to the amount that such Foreign Subsidiary executing such Foreign Guarantee benefits and receives value from the Borrower Obligations (it being intended that any such Foreign Guarantee shall be in a form which does not create any adverse U.S. tax consequences to the Company or any Subsidiary of the Company, in the reasonable judgment of the Company's tax advisors); and provided
                                                                        --------
further that such Foreign Guarantee shall be subordinate and junior to all
-------
Senior Indebtedness as and to the extent provided in the New Note. Each Foreign Subsidiary executing a Foreign Guarantee shall deliver to the Purchaser such approvals and other documents reasonably requested by the Purchaser, but no legal or other professional opinions, provided that the Company will not be
                                      --------  ----
required to provide any such approvals or other documents if the Company will incur more than a minimal cost to document the same. The Company shall not, nor shall any of the Subsidiaries be permitted to, directly or indirectly, establish, create or acquire any new Foreign Subsidiary unless the Company gives the Purchaser at least ten Business Days prior written notice of the Company's or any Subsidiary's intention to do so."

     2.10  Notices.  Section 11.3 of the Original Agreement shall be amended and
           -------
restated in its entirety as follows:

     "11.3 Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier (with receipt confirmed), courier service or personal delivery:

           (a) if to the Purchaser:
                    Whitney Subordinated Debt Fund, L.P.
                    177 Broad Street
                    Stanford, Connecticut 06901
                    Telecopier No.: (203) 973-1422
                    Attention: Mr. Daniel J. O'Brien

               with a copy to:
                    Morrison, Cohen, Singer & Weinstein, LLP
                    750 Lexington
                    New York, New York 10022
                    Telecopier No.: (212) 735-8708
                    Attention: David A. Scherl, Esq.

           (b) if to the Company
                    NMT Medical, Inc.
                    27 Wormwood Street
                    Boston, Massachusetts 02210
                    Telecopier: (617) 737-0924
                    Attention: Mr. Theodore I. Pincus
               with a copy to:
                    Hale and Dorr, LLP
                    60 State Street
                    Boston, Massachusetts 02109
                    Telecopier: (617) 526-5000
                    Attention: Steven D. Singer, Esq.

     All such notices and communications shall be deemed to have been duly given; when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial overnight courier service; if mailed, five Business Days after being deposited in the mail, postage prepaid; or if telecopies, when receipt is acknowledged."

     2.11 Investments.  Section 9.11 of the Original Agreement is hereby amended
          -----------
to include as a permitted investment the Company's investment in ITC described on Schedule 9.11.

                                   ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

          The Company represents and warrants to the Purchaser as follows:

     3.1  Corporate Existence and Power.  The Company and each of its Domestic
          -----------------------------
Subsidiaries: (a) is, and after giving effect to the transactions contemplated by this Amendment, will be a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (b) will have all requisite corporate power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently, or is currently proposed to be, engaged; and
(c) is, and after giving effect to the transactions contemplated by this Amendment, will be duly qualified as a foreign corporation, licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that the failure to do so would not have a material adverse effect on the Condition of the Company. The Company has the corporate power and authority to execute, deliver and perform its obligations under this Amendment and the New Note.

     3.2  Authority, Etc.  The execution and delivery by the Company of this
          --------------
Amendment and the performance by the Company of all of its agreements and obligations under this Amendment and the Original Agreement as amended hereby
(i) are within the corporate authority of the Company, (ii) have been duly authorized by all necessary corporate proceedings by the Company, (iii) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which the Company is subject or any judgment, order, writ, injunction, license or permit applicable to the Company, and (iv) do not conflict with any provision of the corporate charter or by-laws of, or any agreement or other instrument binding upon, the Company.

     3.3  Enforceability of Obligations.  This Amendment and the Original
          -----------------------------
Agreement as amended hereby constitute the legal, valid and binding obligations of the Company, enforceable against it in accordance with their respective terms.

     3.4  No Default.  After giving effect to this Amendment no default or Event
          ----------
of Default exists under the New Note.


                                   ARTICLE 4
                          CONDITIONS TO EFFECTIVENESS
                          ---------------------------

          Concurrently with the execution of this Amendment:

          (a)  the Company shall deliver to the Purchaser:

               (i) an original counterpart signature to this Amendment, duly executed and delivered by the Company;

               (ii) a copy of the fully-executed Credit Agreement and Guarantee with all exhibits and schedules thereto in form and substance satisfactory to the Purchaser;

               (iii) $14,415,110.00 by wire transfer of immediately available funds to such account as Purchaser shall designate, in payment of $14,000,000 of principal of the WSDF Note and all interest accrued on the WSDF Note through September 13, 1999;

               (iv) a Note in the principal amount of $6,000,000 (the "New Note"), the form of which is attached hereto as Exhibit A, and
                                                ---------

               (v) a certificate from the Company and dated the date of this Amendment and signed by the Secretary or an Assistant Secretary of the Company, certifying (A) that the attached copies of the Certificate of Incorporation and By-laws of the Company, and resolutions of the Board of Directors of the Company, approving the Transaction Documents to which it is a party and the transactions contemplated hereby and thereby, are all true, complete and correct and remain unamended and in full force and effect, and (B) as to the incumbency and specimen signature of each officer of the Company executing any Transaction Document to which it is a party or any other document delivered in connection herewith on behalf or the Company;

          (b) the Company shall reimburse all of the Purchaser's and Whitney's reasonable out-of-pocket expenses, including without limitation, the reasonable fees and disbursements of counsel, Morrison Cohen Singer & Weinstein, LLP; and

          (c)  Purchaser and Whitney, as applicable, shall deliver to the
Company:

               (i) the WSDF Note in the original principal amount of $20,000,000, for cancellation, and

               (ii) the Security Release Documents to the extent required to be delivered at such time, as provided in Section 2.1.


                                   ARTICLE 5
                                 MISCELLANEOUS
                                 -------------

     5.1  Continued Effectiveness.  Notwithstanding anything contained herein,
          -----------------------
the terms of this Amendment are not intended to and do not serve to effect a novation as to the Original Agreement. The parties hereto expressly do not intend to extinguish the Original Agreement. Instead, it is the express intention of the parties hereto to reaffirm the Indebtedness created under the Original Agreement, in the reduced amount as described herein, (including, without limitation, the New Note) and the other documents contemplated thereby and to reaffirm the rights and obligations contained in the Original Agreement as amended hereby. The Original Agreement as amended hereby and each of the other documents contemplated thereby, as amended hereby, shall remain in full force and effect. Except as herein amended, the Original Agreement shall remain unchanged and in full force and effect, and is hereby ratified in all respects. All of the representations, warranties and covenants contained in the Original Agreement as amended hereby and in this Amendment shall survive the execution and delivery of this Amendment.

     5.2  Successors and Assigns; Third Party Beneficiaries.  This Amendment
          -------------------------------------------------
shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. The Company may not assign any of its rights under the Agreement without the prior written consent of the Purchaser. Except as provided in Article 7 of the Original Agreement and in Article 7 of the New Note, no Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of any of the Transaction Documents.

     5.3  References.  Any reference to the Original Agreement contained in any
          ----------
notice, instrument, certificate, or other document executed concurrently with or after the execution and delivery of this Amendment shall be deemed to include the amendments contained in this Amendment unless otherwise stated therein.

     5.4  Signatures; Counterparts.  Telefacsimile transmissions of any executed
          ------------------------
original document and/or retransmission of any executed telefacsimile transmission shall be deemed to be the same as the delivery of an executed original. At the request of any party hereto, the other parties hereto shall confirm telefacsimile transmissions by executing duplicate original documents and delivering the same to the requesting party or parties. This Amendment may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     5.5  Headings.  The headings in this Amendment are for convenience of
          --------
reference only and shall not limit or otherwise affect the meaning hereof.

     5.6  GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN
          -------------
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW OF SUCH STATE (INCLUDING GIVING EFFECT TO GOL
SECTION 5-1401).

     5.7  Severability.  If any one or more of the provisions contained herein,
          ------------
or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

     5.8  Certain Expenses.  The Company will pay all reasonable expenses of the
          ----------------
Purchaser and of Whitney (including fees, charges and disbursements of counsel) in connection with review, execution and delivery after the date hereof of any of the Security Release Documents, any further amendment, supplement, modification or waiver of or to any provision of the Agreement, the New Note, any agency or similar agreement with respect to security interests in non-U.S. patents requested by the Company and the holder of the Senior Indebtedness, or any consent to any departure by the Company from the terms of any provision of the Original Agreement as amended hereby or the New Note.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective officers hereunto duly authorized as of the date first above written.

                         NMT MEDICAL, INC.


                         By: /s/ Thomas M. Tully
                            -------------------------
                              Name: Thomas M. Tully
                              Title: President

                         WHITNEY SUBORDINATED DEBT FUND, L.P.


                         By: /s/ Daniel J. O'Brien
                            ---------------------------
                         Name: Daniel J. O'Brien
                         A General Partner


For purposes of Sections 2.1 and 4(c) only:

                         J. H. WHITNEY & CO.


                         By: /s/ Daniel J. O'Brien
                            ---------------------------
                         Name: Daniel J. O'Brien
                         Title: General Partner



                       [signature page to amendment no.2]

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